Exhibit 99.1

JOINT FILING AGREEMENT PURSUANT TO RULE 13d-1(k)(1)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained herein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons, except to the extent that he, she or it knows or has reason to believe that such information is inaccurate.

Date: February 17, 2015
VILLAGE VENTURES CAPITAL
MANAGEMENT, LLC

	By:	/s/ Matthew C. Harris
	Name:	Matthew C. Harris
	Title:	Class A member

VILLAGE VENTURES, INC.

	By:	/s/ Matthew C. Harris
	Name:	Matthew C. Harris
	Title:	Director

VILLAGE VENTURES CAPITAL
PARTNERS II, LLC

	By:	Village Ventures Capital Management, LLC
Its: Manager

	By:	/s/ Matthew C. Harris
	Name:	Matthew C. Harris
	Title:	Class A member

VILLAGE VENTURES FUND II,
L.P.

	By:	Village Ventures Capital Partners II, LLC
	Its:	General Partner

	By:	Village Ventures Capital Management, LLC
	Its:	Manager

	By:	/s/ Matthew C. Harris
	Name:	Matthew C. Harris
	Title:	Class A member

VILLAGE VENTURES FUND II-A,
L.P.

By:	Village Ventures Capital Partners II, LLC
Its:	General Partner

By:	Village Ventures Capital Management, LLC
Its:	Manager

By:	/s/ Matthew C. Harris
Name:	Matthew C. Harris
Title:	Class A member

VILLAGE VENTURES FUND II-B,
L.P.

By:	Village Ventures Capital Partners II, LLC
Its:	General Partner

By:	Village Ventures Capital Management, LLC
Its:	Manager

By:	/s/ Matthew C. Harris
Name:	Matthew C. Harris
Title:	Class A member

/s/ Matthew C. Harris
Matthew C. Harris

/s/ William Bo S. Peabody
William Bo S. Peabody

.